EXHIBIT 32
NATIONAL FUEL GAS COMPANY
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
          Each of the undersigned, D. F. SMITH, the President and Chief Executive Officer and R. J. TANSKI, the Treasurer and Principal Financial Officer of NATIONAL FUEL GAS COMPANY (the “Company”), DOES HEREBY CERTIFY that:
1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
          IN WITNESS WHEREOF, each of the undersigned has executed this statement this 5th day of February, 2010.

/s/ D. F. Smith
President and Chief Executive Officer

/s/ R. J. Tanski
Treasurer and Principal Financial Officer